Exhibit 10.24

THERAVANCE, INC.

2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

(AS ADOPTED EFFECTIVE JANUARY 29, 2008)

(AS AMENDED JULY 21, 2009)

(AS AMENDED DECEMBER 16, 2009)

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ARTICLE 9.	CHANGE IN CONTROL	6
9.1	Effect of Change in Control	6
9.2	Acceleration	6

ARTICLE 10.	PROTECTION AGAINST DILUTION	6
10.1	Adjustments	6
10.2	Dissolution or Liquidation	7
10.3	Reorganizations	7

ARTICLE 11.	AWARDS UNDER OTHER PLANS	8

ARTICLE 12.	LIMITATION ON RIGHTS	8
12.1	Retention Rights	8
12.2	Stockholders’ Rights	8
12.3	Regulatory Requirements	8

ARTICLE 13.	WITHHOLDING TAXES	8
13.1	General	8
13.2	Share Withholding	8

ARTICLE 14.	FUTURE OF THE PLAN	9
14.1	Term of the Plan	9
14.2	Amendment or Termination	9
14.3	Stockholder Approval	9

ARTICLE 15.	DEFINITIONS	9

ii

THERAVANCE, INC.
2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

ARTICLE 1.        INTRODUCTION.

The Plan was adopted by the Board effective January 29, 2008.  The purpose of the Plan is to promote the long-term success of the Corporation and the creation of stockholder value by (a) encouraging Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees with exceptional qualifications and (c) linking Employees directly to stockholder interests through increased stock ownership.  The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, or Options (which shall be NSOs).

The Plan is designed to attract new employees and is intended to satisfy the requirements of Nasdaq Marketplace Rule 5635.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

ARTICLE 2.        ADMINISTRATION.

2.1          Committee Composition.  The Committee shall administer the Plan.  The Committee shall consist exclusively of two or more directors of the Corporation, who shall be appointed by the Board.  In addition, each member of the Committee shall meet the following requirements:

(a)           Any listing standards prescribed by the principal securities market on which the Corporation’s equity securities are traded;

(b)           Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(c)           Any other requirements imposed by applicable law, regulations or rules.

2.2          Committee Responsibilities.  The Committee shall (a) select the Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board.  The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan.  The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3          Committee for Non-Officer Grants.  The Board may also appoint a secondary committee of the Board, which shall be composed of one or more directors of the

Corporation who need not satisfy the requirements of Section 2.1.  Such secondary committee may administer the Plan with respect to Employees who are not considered executive officers of the Corporation under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all features and conditions of such Awards.  Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3.        SHARES AVAILABLE FOR GRANTS.

3.1          Basic Limitation.  Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares.  The aggregate number of Common Shares issued under the Plan shall not exceed (a) 700,000(1) plus (b) the additional Common Shares described in Section 3.2.  The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan.  The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2          Shares Returned to Reserve.  If Options or Stock Units are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options or Stock Units shall again become available for issuance under the Plan.  If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.  If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Corporation pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan.  Shares not issued or delivered as a result of the net exercise of an Option shall again become available for issuance under the Plan.

3.3          Dividend Equivalents.  Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Common Shares that may be issued under the Plan, whether or not such dividend equivalents are converted into Stock Units.

ARTICLE 4.        ELIGIBILITY.

Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, or NSOs.

ARTICLE 5.        OPTIONS.

5.1          Stock Option Agreement.  Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Corporation.  Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.  Options may be granted in consideration of a reduction in the Optionee’s other compensation.  A Stock Option Agreement may provide that a

(1) Exhibit A includes a schedule of the initial share reserve and any subsequent increases in the reserve.

new Option will be granted automatically to the Optionee when he or she exercises a prior Option and pays the Exercise Price in the form described in Section 6.2.

5.2          Number of Shares.  Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.

5.3          Exercise Price.  Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant.

5.4          Exercisability and Term.  Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable.  The Stock Option Agreement shall also specify the term of the Option.  A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.

5.5          Modification or Assumption of Options.  Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding options.  The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Articles 9 and 10, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow an optionee to surrender an outstanding Option to the Corporation as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

5.6          Buyout Provisions.  The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

ARTICLE 6.        PAYMENT FOR OPTION SHARES.

6.1          General Rule.  The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6.  However, if the Optionee is an executive officer of the Corporation, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.

6.2          Surrender of Stock.  With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee.  Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3          Net Exercise.  With the Committee’s consent, all or any part of the Exercise Price may be paid by requesting that the Corporation withhold Common Shares that otherwise would be issued in connection with the Option exercise.  Such Common Shares shall be valued at their Fair Market Value on the date when the Option is exercised.

6.4          Exercise/Sale.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Corporation) an irrevocable direction to a securities broker approved by the Corporation to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Corporation.

6.5          Other Forms of Payment.  With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.

ARTICLE 7.        RESTRICTED SHARES.

7.1          Restricted Stock Agreement.  Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Corporation.  Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

7.2          Payment for Awards.  Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, property, full-recourse promissory notes, past services and future services.  If the Participant is an executive officer of the Corporation, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act.  Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.

7.3          Vesting Conditions.  Each Award of Restricted Shares may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement.  A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

7.4          Voting and Dividend Rights.  The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Corporation’s other stockholders.  A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares.  Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 8.        STOCK UNITS.

8.1          Stock Unit Agreement.  Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Corporation.  Such Stock

Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan.  The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.  Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

8.2          Payment for Awards.  To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

8.3          Vesting Conditions.  Each Award of Stock Units may or may not be subject to vesting.  Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement.  A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events.

8.4          Voting and Dividend Rights.  The holders of Stock Units shall have no voting rights.  Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents.  Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding.  Dividend equivalents may be converted into additional Stock Units.  Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both.  Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

8.5          Form and Time of Settlement of Stock Units.  Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both, as determined by the Committee.  The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors.  Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days.  Vested Stock Units may be settled in a lump sum or in installments.  The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date.  The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents.  Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

8.6          Death of Recipient.  Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries.  Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Corporation.  A beneficiary designation may be changed by filing the prescribed form with the Corporation at any time before the Award recipient’s death.  If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

8.7          Creditors’ Rights.  A holder of Stock Units shall have no rights other than those of a general creditor of the Corporation.  Stock Units represent an unfunded and unsecured obligation of the Corporation, subject to the terms and conditions of the applicable Stock Unit Agreement.

ARTICLE 9.        CHANGE IN CONTROL

9.1          Effect of Change in Control.  In the event of any Change in Control, each outstanding Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the Common Shares at the time subject to such Award and may be exercised for any or all of those shares as fully-vested Common Shares.  However, an outstanding Award shall not so accelerate if and to the extent such Award is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Award for shares of the capital stock of the successor corporation (or parent thereof).  The determination of Award comparability shall be made by the Committee, and its determination shall be final, binding and conclusive.

9.2          Acceleration.  The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control.

ARTICLE 10.      PROTECTION AGAINST DILUTION.

10.1        Adjustments.  In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)           The number of Options, Restricted Shares and Stock Units available for future Awards under Article 3;

(b)           The number of Common Shares covered by each outstanding Option;

(c)           The Exercise Price under each outstanding Option; or

(d)           The number of Stock Units included in any prior Award that has not yet been settled.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing.  Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Corporation of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

10.2        Dissolution or Liquidation.  To the extent not previously exercised or settled, Options, and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Corporation.

10.3        Reorganizations.  In the event that the Corporation is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation.  Such agreement shall provide for one or more of the following:

(a)           The continuation of such outstanding Awards by the Corporation (if the Corporation is the surviving corporation).

(b)           The assumption of such outstanding Awards by the surviving corporation or its parent (in a manner that complies with section 424(a) of the Code with respect to Options).

(c)           The substitution by the surviving corporation or its parent of new awards for such outstanding Awards (in a manner that complies with section 424(a) of the Code with respect to Options).

(d)           Full exercisability of such outstanding Awards and full vesting of the Common Shares subject to such Awards, followed by the cancellation of such Awards.  The full exercisability of such Awards and full vesting of the Common Shares subject to such Awards may be contingent on the closing of such merger or consolidation.  The Participants shall be able to exercise such Awards during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Participants a reasonable opportunity to exercise such Awards.  Any exercise of such Awards during such period may be contingent on the closing of such merger or consolidation.

(e)           The cancellation of such outstanding Awards and a payment to the Participants equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Awards (whether or not such Awards are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price.  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount.  Such payment may be made in installments and may be deferred until the date or dates when such Awards would have become exercisable or such Common Shares would have vested.  Such payment may be subject to vesting based on the Participant’s continuing service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Award would have become exercisable or such Common Shares would have vested.  If the Exercise Price of the Common Shares subject to such Awards exceeds the Fair Market Value of such Common Shares, then such Awards may be cancelled without making a payment to the Participants.  For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

ARTICLE 11.      AWARDS UNDER OTHER PLANS.

The Corporation may grant awards under other plans or programs.  Such awards may be settled in the form of Common Shares issued under this Plan.  Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12.      LIMITATION ON RIGHTS.

12.1        Retention Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee.  The Corporation and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws and a written employment agreement (if any).

12.2        Stockholders’ Rights.  A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price.  No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3        Regulatory Requirements.  Any other provision of the Plan notwithstanding, the obligation of the Corporation to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required.  The Corporation reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 13.      WITHHOLDING TAXES.

13.1        General.  To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan.  The Corporation shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2        Share Withholding.  To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may permit such Participant to satisfy all or part of such obligations by having the Corporation withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired.  Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered.

ARTICLE 14.      FUTURE OF THE PLAN.

14.1        Term of the Plan.  The Plan, as set forth herein, shall become effective on the date of adoption.  The Plan shall remain in effect until the earlier of (a) the date the Plan is terminated under Section 14.2 or (b) the 10th anniversary of the date the Board adopted the Plan.

14.2        Amendment or Termination.  The Board may, at any time and for any reason, amend or terminate the Plan.  No Awards shall be granted under the Plan after the termination thereof.  The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

14.3        Stockholder Approval.  Approval of the Corporation’s stockholders shall be required only to the extent required by applicable laws, regulations or rules.

ARTICLE 15.      DEFINITIONS.

15.1        “Affiliate” means any entity other than a Subsidiary, if the Corporation and/or one or more Subsidiaries own not less than 50% of such entity.

15.2        “Award” means any award of an Option, a Restricted Share or a Stock Unit under the Plan.

15.3        “Board” means the Corporation’s Board of Directors, as constituted from time to time.

15.4        “Change in Control” shall mean:

(a)           The consummation of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Corporation immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;

(b)           The sale, transfer or other disposition of all or substantially all of the Corporation’s assets;

(c)           A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:

(i)            Had been directors of the Corporation on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”) or

(ii)           Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or

(d)           Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing at least 50% of the total voting power represented by the Corporation’s then outstanding voting securities.  For purposes of this Paragraph (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of the common stock of the Corporation.

Except with respect to a GSK Change In Control (defined below), (i) any stock purchase by SmithKline Beecham Corporation, a Pennsylvania corporation (“GSK”), pursuant to the Class A Common Stock Purchase Agreement dated as of March 30, 2004 or (ii) the exercise by GSK of any of its rights under the Amended and Restated Governance Agreement dated as of June 4, 2004 among the Corporation, GSK, GlaxoSmithKline plc and Glaxo Group Limited (the “Governance Agreement”) to representation on the Board (and its committees) or (iii) any acquisition by GSK of securities of the Corporation (whether by merger, tender offer, private or market purchases or otherwise) not prohibited by the Governance Agreement shall not constitute a Change in Control.  A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Corporation’s securities immediately before such transaction. A “GSK Change In Control” shall mean the acquisition by GSK of the Corporation’s Voting Stock (as defined in the Governance Agreement) that would bring GSK’s Percentage Interest (as defined in the Governance Agreement) to 100% in compliance with the provisions of the Governance Agreement.

15.5        “Code” means the Internal Revenue Code of 1986, as amended.

15.6        “Committee” means a committee of the Board, as described in Article 2.

15.7        “Common Share” means one share of the common stock of the Corporation.

15.8        “Corporation” means Theravance, Inc., a Delaware corporation.

15.9        “Consultant” means a consultant or adviser who provides bona fide services to the Corporation, a Parent, a Subsidiary or an Affiliate as an independent contractor.

15.10      “Employee” means a common-law employee of the Corporation, a Parent, a Subsidiary or an Affiliate who is newly hired as a employee by the Corporation, or who is rehired following a bona fide period of interruption of employment, including persons who become new employees of the Corporation, a Parent, a Subsidiary or an Affiliate in connection with a merger or acquisition.

15.11      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.12      “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

15.13      “Fair Market Value” means the closing selling price of one Common Share as reported on Nasdaq, and if not available, then it shall be determined by the Committee in good faith on such basis as it deems appropriate.  Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal.  Such determination shall be conclusive and binding on all persons.

15.14      “NSO” means a stock option not described in sections 422 or 423 of the Code.

15.15      “Option” means an NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.16      “Optionee” means an individual or estate who holds an Option.

15.17      “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, if each of the corporations other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.18      “Participant” means an individual or estate who holds an Award.

15.19      “Plan” means this Theravance, Inc. 2008 New Employee Equity Incentive Plan, as amended from time to time.

15.20      “Restricted Share” means a Common Share awarded under the Plan.

15.21      “Restricted Stock Agreement” means the agreement between the Corporation and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

15.22      “Service” means service as an Employee or Consultant.

15.23      “Stock Option Agreement” means the agreement between the Corporation and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

15.24      “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

15.25      “Stock Unit Agreement” means the agreement between the Corporation and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.

15.26      “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

EXHIBIT A

SCHEDULE OF SHARES RESERVED FOR ISSUANCE UNDER THE PLAN

Date of Board/Committee Approval	Number of Shares Added	Cumulative Number of Shares
January 29, 2008	Not Applicable	500,000
July 21, 2009	200,000	700,000

Form of Notice of Grant and Stock Option Agreement under 2008 New Employee Equity Incentive Plan

THERAVANCE, INC.

2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase shares of the Common Stock of Theravance, Inc. (the “Company”):

Name of Optionee:	«Name»

ID Number:	«ID»

Total Number of Shares Granted:	«Shares»

Type of Option:	Nonstatutory Stock Option

Grant Number:	«Number»

Exercise Price Per Share:	$«Price»

Date of Grant:	«DateGrant»

Vesting Commencement Date:	«VestDay»

Vesting Schedule:

This option becomes exercisable with respect to the first 25% of the Shares subject to this option when you complete 12 months of continuous Service from the Vesting Commencement Date and with respect to an additional 2.0833% of the Shares subject to this option when you complete each month of continuous Service thereafter.

Expiration Date:	«ExpDate». This option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.

You and the Company agree that this option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and the Company’s 2008 New Employee Equity Incentive Plan (the “Plan”).

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a web site, it will notify you by email.

THERAVANCE, INC.

2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Grant of Option	You have been granted an option as of the Grant Date to purchase up to the number of Shares of Company Common Stock specified in the Notice of Stock Option Grant.

Tax Treatment	This option is a nonstatutory stock option.

Vesting	This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.

This option shall become exercisable in full if not assumed or a new option substituted pursuant to Section 11.3 of the Plan. In addition, this option becomes exercisable in full if the Company is subject to a “Change in Control” (as defined in the Plan) before your Service (as defined in the Plan) terminates, and you are subject to an Involuntary Termination (as defined below) within three months prior or 24 months after the Change in Control.

For purposes of this Agreement, “Cause” shall mean (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use causes material harm to the Company, (ii) conviction of a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) repeated failure to perform lawful assigned duties for thirty days after receiving written notification from the Board of Directors.

For purposes of this Agreement, “Involuntary Termination” means the termination of your Service by reason of:

(a) an involuntary dismissal or discharge by the Company for reasons other than for Cause; or

(b)

your voluntary resignation following (i) a change in your position with the Company (or Parent or Subsidiary employing you) which materially reduces your level of responsibility, (ii) a reduction in your level of compensation (including base salary, fringe benefits and participation in corporate-performance based bonus or incentive programs) or (iii) a relocation of your workplace more than fifty miles away from the workplace designated by the Company on your initial date of service, provided and only if such change, reduction or relocation is effected by the Company without your consent.

No additional shares will vest after your Service has terminated for any reason, except to the extent set forth above if you are subject to an Involuntary Termination within three months prior to a Change in Control.

Term

This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your Service terminates, as described below.) You may exercise this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become exercisable before your Service terminated.

Regular Termination

If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.

Death	If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date that is 12 months after the date of death.

Disability

If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time Work

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

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Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

	•	Your personal check, a cashier’s check or a money order.

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Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize additional compensation expense with respect to this option for financial reporting purposes.

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Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

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Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

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Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in Common Stock, the number of shares covered by this option and the exercise price per share shall be adjusted as provided in the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

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The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. A copy of the Plan is available on the Company’s intranet or by request to the Company’s Finance Department.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS STOCK OPTION GRANT, YOU AGREE TO ALL OF THE TERMS AND

CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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Form of Notice of Restricted Stock Unit Award and Restricted Stock Unit Agreement under 2008 New Employee Equity Incentive Plan

THERAVANCE, INC. 2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

You have been granted the number of restricted stock units indicated below by Theravance, Inc. (the “Company”) on the following terms:

Name:                    «Name»

Restricted Stock Unit Award Details:

Date of Grant:	«DateGrant»
Restricted Stock Units:	«TotalShares»
Vesting Commencement Date:	«VestComDate»

Each restricted stock unit (the “Restricted Stock Unit”) represents the right to receive one share of the Company’s Common Stock subject to the terms and conditions contained in the Restricted Stock Unit Agreement.

Vesting Schedule:

Vesting is dependent upon continuous service as an employee or consultant of the Company, a Parent, a Subsidiary or an Affiliate (“Service”) throughout the vesting period.  The units will vest as follows:  25% on «InitialVestDate»; 6.25% on  «SecondVestDate»; and an additional 6.25% on the final day of each 3-month period thereafter until the final vest date, which is three years after «InitialVestDate», provided that you remain in continuous service through such date.

You and the Company agree that your right to receive the units is granted under and governed by the terms and conditions of the Plan and of the Restricted Stock Unit Agreement that is attached to and made a part of this document.  Capitalized terms not defined herein have the meaning ascribed to such terms in the Plan.

You agree that the Company may deliver by email all documents relating to the Plan or this award (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

You further agree to cover the applicable withholding taxes as set forth more fully herein.

THERAVANCE, INC. 2008 NEW EMPLOYEE EQUITY INCENTIVE PLAN:

RESTRICTED STOCK UNIT AGREEMENT

Payment for Shares	No payment is required for the restricted stock units you are receiving.

Nature of Units

Your units are bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock on a future date. As a holder of units, you have no rights other than the rights of a general creditor of the Company.

Settlement of Units	Each of your units will be settled when it vests (unless you and the Company have agreed to a later settlement date pursuant to procedures that the Company may prescribe at its discretion).

At the time of settlement, you will receive one share of the Company’s Common Stock for each vested unit.

Vesting	The restricted stock units that you are receiving will vest as shown in the Notice of Restricted Stock Unit Award.

No additional units vest after your Service has terminated for any reason, except as set forth on the Notice of Restricted Stock Unit Award. It is intended that vesting in the restricted stock units is commensurate with a full-time work schedule. For possible adjustments that may be made by the Company, see the Section below entitled “Leaves of Absence and Part-Time Work.”

The restricted stock units will vest in full if not assumed or substituted with a new award as set forth in Section 11.3 of the Plan.

Forfeiture

If your Service terminates for any reason then your restricted stock units that have not vested before the termination date and do not vest as a result of the termination pursuant to this Agreement or as set forth on the Notice of Restricted Stock Unit Award, will be forfeited immediately. This means that the restricted stock units will immediately revert to the Company. You receive no payment for restricted stock units that are forfeited. The Company determines when your Service terminates for this purpose.

Leaves of Absence and Part-Time Work

For purposes of this award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. If your leave of absence lasts for more than 6 months, then vesting will be suspended on the day that is 6 months and 1 day after the leave of absence began. Vesting will resume effective as of the second vesting date after you return from leave of absence provided you have worked at least one day during that vesting period.

In the case of all leaves, your Service terminates when the approved leave ends, unless you immediately return to active work.

If you and the Company agree to a reduction in your scheduled work hours, then the Company reserves the right to modify the rate at which the restricted stock units vest, so that the rate of vesting is commensurate with your reduced work schedule. Any such adjustment shall be consistent with the Company’s policies for part-time or reduced work schedules or shall be pursuant to the terms of an agreement between you and the Company pertaining to your reduced work schedule.

The Company shall not be required to adjust any vesting schedule pursuant to this subsection.

Stock Certificates

No shares of Common Stock shall be issued to you prior to the date on which the restricted stock units vest. After any restricted stock units vest pursuant to this Agreement, the Company shall promptly cause to be issued in book-entry form, registered in your name or in the name of your legal representatives, beneficiaries or heirs, as the case may be, the number of shares of Common Stock representing your vested restricted stock units. No fractional shares shall be issued.

Stockholder Rights

The restricted stock units do not entitle you to any of the rights of a stockholder of Common Stock. Upon settlement of the restricted stock units into shares of Common Stock, you will obtain full voting and other rights as a stockholder of the Company.

Units Restricted

You may not sell, transfer, pledge or otherwise dispose of any restricted stock units or rights under this Agreement other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may designate a beneficiary or beneficiaries to receive any property distributable with respect to the restricted stock units upon your death.

Withholding Taxes

No shares will be distributed to you unless you have made arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the settlement of this award. Prior to the relevant taxable event, you shall pay or make adequate arrangements satisfactory to the Company to satisfy all withholding obligations for applicable taxes. You authorize the Company to instruct the broker whom it has selected for this purpose to sell a number of shares of Common Stock to be issued upon the vesting of your restricted stock units to meet the withholding obligations. Such sales shall be effected at the prevailing market price following the date that the restricted stock units vest.

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You acknowledge that the proceeds of any such sale may not be sufficient to satisfy your withholding obligations. To the extent the proceeds from such sale are insufficient to cover the taxes due, the Company may in its discretion (a) withhold the balance of all applicable taxes legally payable by you from your wages or other cash compensation paid to you by the Company and/or (b) withhold in shares of Common Stock, provided that the Company only withholds an amount of shares not in excess of the amount necessary to satisfy the minimum withholding amount. The fair market value of withheld shares, determined as of the date taxes otherwise would have been withheld in cash, will be applied against the withholding taxes. If the Company satisfies the obligation for taxes by withholding a number of shares of Common Stock as described above, you are deemed to have been issued the full number of shares subject to the award of restricted stock units.

Restrictions on Issuance	The Company will not issue shares to you if the issuance of shares at that time would violate any law or regulation.

Restrictions on Resale

You agree not to sell any shares of Common Stock you receive under this Agreement at a time when applicable laws, regulations, Company trading policies (including the Company’s Insider Trading Policy, a copy of which can be found on the Company’s intranet) or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Your award or this Agreement does not give you the right to be employed or retained by the Company (or a Parent or Subsidiary) in any capacity. The Company and its Parent and its Subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Beneficiary Designation

You may dispose of your units in a written beneficiary designation. A beneficiary designation must be filed with the Company on the proper form. It will be recognized only if it has been received at the Company’s headquarters before your death. If you file no beneficiary designation or if none of your designated beneficiaries survives you, then your estate will receive any vested units that you hold at the time of your death.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Common Stock, the number of restricted stock units that will vest in any future installments will be adjusted accordingly.

Applicable Law	This Agreement will be interpreted and enforced with respect to issues of contract law under the laws of the State of Delaware.

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The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. A copy of the Plan is available on the Company’s intranet or by request to the Finance Department.

This Agreement, the Notice of Restricted Stock Unit Award, and the Plan constitute the entire understanding between you and the Company regarding this award. Any prior agreements, commitments or negotiations concerning this award are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS RESTRICTED STOCK UNIT AWARD, YOU AGREE TO

ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

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